Exhibit 23.4

CONSENTS OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-4 of Roth CH Holdings, Inc., of our reports dated February 26, 2025, relating to the consolidated financial statements of Distributed Storage Solutions Limited, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

Wolf & Company, P.C.

Boston, Massachusetts

June 3, 2025